Exhibit 107

Calculation of Filing Fee Table

Form F-1

(Form Type)

SOLOWIN HOLDINGS

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee

Equity	Class A Ordinary Shares, $0.0001 par value per share(2)	457(o)			$20,000,000	$0.00015310	$3,062.00
Equity	Warrants to purchase Class A Ordinary Shares	457(g)	–	–	–	–	–	(3)
Equity	Class A Ordinary Shares underlying the Warrants to purchase Class A Ordinary Shares(2)	457(o)	–		$20,000,000	$0.00015310	$3,062.00

Total Offering Amounts					$40,000,000		$6,124.00
Total Fees Previously Paid							$6,124.00
Total Fee Offsets							$–
Net Fee Due							$–

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933 (the “Securities Act”).

(2)	Pursuant to Rule 416 under the Securities Act, the securities registered hereby also include an indeterminate number of additional securities as may from time to time become issuable by reason of share splits, share dividends, recapitalizations, or other similar transactions.

(3)	No separate registration fee is payable pursuant to Rule 457(g) under the Securities Act.